UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2009

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On January 29, 2009, Orexigen Therapeutics, Inc. (the “Company”) filed a Form 8-K disclosing the bonuses awarded to its named executive officers for fiscal year 2008. The Form 8-K is hereby amended to update the percentage of such bonuses which were payable as cash compensation and payable through the grant of stock options in order to be consistent with the disclosure in the Company’s definitive proxy statement for the 2009 annual meeting of stockholders filed with the Securities and Exchange Commission on or about April 29, 2009.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bonuses Awarded to Named Executive Officers for Fiscal Year 2008. On January 26, 2009, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company approved bonuses for the 2008 fiscal year to be awarded to the Company’s named executive officers. Bonus awards were based on the Compensation Committee’s evaluation of each named executive officer’s performance during the 2008 year. This evaluation included input from Eckard Weber, M.D., the Company’s interim President and Chief Executive Officer at that time, and additional input from the Company’s independent compensation consultant.

The Compensation Committee had previously established target bonus levels for the named executive officers. The target bonus for the named executive officers is equal to 50% of their respective base salaries. The total bonuses awarded to each named executive officer are as follows:

		2008 Annual Merit Bonus
Named Executive Officer	Title	Cash Award	Option Award (#)(1)
Graham Cooper	Chief Financial Officer and Treasurer	$72,200	42,449
Eduardo Dunayevich, M.D.	Chief Medical Officer	$81,250	47,770
Ronald Landbloom, M.D.	Vice President of Medical and Regulatory Affairs	$48,188	28,331

(1)	1/12th of the total number of shares of stock subject to the option (rounded down to the next whole number of shares) shall vest on the same day of each one-month period of the officer’s service as an employee, director or consultant following 1/26/2009, so that all of the shares of the stock subject to the option shall be vested on 1/26/2010, subject to the officer’s continued service relationship (whether as an employee, or consultant) with the Company or any parent or subsidiary on each such date.

Each named executive officer received 50% of his or her bonus in cash and also received stock options with a Black-Scholes value as of the date of grant equal to 60% of his or her bonus. The Compensation Committee determined that it was appropriate to grant stock options with a value equal to 60% of the named executive officer’s bonus (as opposed to 50%) to compensate the executive for the additional risk associated with stock options (as opposed to cash).

The Compensation Committee did not increase the annual base salaries for the 2009 fiscal year for the named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: April 29, 2009	By:	/s/ Graham K. Cooper
Name: Graham K. Cooper
Title: Chief Financial Officer and Treasurer